EXHIBIT 99.1

GECMC 03-C2         $1.18BB NEW ISSUE CONDUIT CMBS
Joint Bookrunners:  Banc of America/Deutsche Bank
Co-Lead Managers:   Banc of America/Deutsche Bank
Co-Managers:        Citigroup/JP Morgan/Merrill Lynch
                    ($30mm retention each)
Rating Agencies:    Moody's and Fitch

Collateral:
-Loan Sellers:  GECC: 42.8%, BOA: 32.9%, GACC: 24.4%
-138 Loans/175 Properties
-Property Types:  Retail: 40.2%, Multifamily: 28.2%*, Office: 17.8%, SS:7.1%,
                  Industrial 4.3%, Other, 1.9%, Lodging: 0.5%
-Geographic Breakdown:  TX: 14.9%, NY: 13.0%,
                        CA: 11.9%(So CA: 7.5%, No CA: 4.3%), VA: 8.4%,
                        NV: 7.2%, MD, 4.9%, FL:4.7%
-DSCR: 1.79x  Current LTV: 69.2%   Balloon LTV: 59.1%
-Investment Grade Loans: 3 loans for 12.3% of UPB
-Top 10 loans:  30.9% of the pool  DSCR: 2.41x  LTV, 63.5%
-Top 2 Assets       DSCR        LTV      Anticipated Shadow Ratings    %UPB
   DDR Portfolio    4.53x       43.7%              AAA/Aa2             6.3%
   Boulevard  Mall  2.78x       52.6%              AAA/A1              4.1%

Expected Deal Timing                        Roadshow Schedule:
   Termsheets, Annex A - Monday, July 21    Monday, July 21 NYC
   Reds                - Monday, July 21    Tuesday, July 22 NYC
   Launch/Price        - Week of July 28    Wednesday, July 23 NYC
                                            Thursday, July 24
Hartford/Boston

*Multifamily concentration includes MH component

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